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                                                                    EXHIBIT 23.2

                          CONSENT OF ERNST & YOUNG LLP

                             INDEPENDENT ACCOUNTANTS



We consent to the reference to our firm under the caption Experts and to the use of our report dated February 25, 2000 except for notes 18(a), 18(b) and 18(c) which are as at July 10, 2000, with respect to the financial statements of Jaws Technologies, Inc., in the Registration Statement (Amendment to Form S-1 No. 333-38088) and related prospectus of Jaws Technologies, Inc., dated July 11, 2000, for the registration of 14,543,792 shares of its Common Stock.



Calgary, Canada                                         /s/ Ernst & Young LLP
July 10, 2000                                           Chartered Accountants